As filed with the Securities and Exchange Commission on December 20, 2021.

Registration No. 333-259035

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WARBY PARKER INC.

(Exact name of registrant as specified in its charter)

Delaware	5995	80-0423634
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	233 Spring Street, 6th Floor East
	New York, New York 10013
	(646) 847-7215

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Neil Blumenthal, Co-Founder and Co-Chief Executive Officer

Dave Gilboa, Co-Founder and Co-Chief Executive Officer
Warby Parker Inc.
233 Spring Street, 6th Floor East
New York, New York 10013
(646) 847-7215

(Name, address, including zip code, and telephone number, including area code, of agent for service)

	Copies to:	Steven Miller
Marc D. Jaffe
Stelios G. Saffos		Hyung Bak
Benjamin J. Cohen		Lindsay Buxbaum
Brittany D. Ruiz		Warby Parker Inc.
Latham & Watkins LLP		233 Spring Street, 6th Floor East
1271 Avenue of the Americas		New York, New York 10013
New York, New York 10020		(646) 847-7215
(212) 906-1200

Approximate date of commencement of proposed sale to public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

On August 24, 2021, Warby Parker Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-259035), which was declared effective by the SEC on September 17, 2021 (the “Registration Statement”). The Registration Statement registered the resale of 77,741,942 shares of Class A common stock of the Company by the registered stockholders identified in the prospectus included in the Registration Statement. As disclosed in the Registration Statement, the Company intended to maintain the effectiveness of the Registration Statement for 90 days, during which period the Company would be subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, thereby satisfying the “current public information” requirements of Rule 144 under the Securities Act of 1933, as amended, as of the end of such 90-day period.

The Company expects that this Post-Effective Amendment No. 1 to the Registration Statement will be declared effective by the SEC following the close of trading of the Company's Class A common stock on the New York Stock Exchange on December 22, 2021. As of the opening of trading of the Company's Class A common stock on the New York Stock Exchange on the next trading day after the date hereof, the “current public information” requirements of Rule 144 under the Securities Act of 1933, as amended, will have been satisfied and, subject to compliance with the other provisions of Rule 144, the registered stockholders may be able to sell their shares pursuant to Rule 144 as of such date.

In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to be effective as of 5:00 pm on December 22, 2021 to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, New York, on December 20, 2021.

WARBY PARKER INC.

By:	/s/ Neil Blumenthal
Neil Blumenthal
Co-Chief Executive Officer

By:	/s/ Dave Gilboa
Dave Gilboa
Co-Chief Executive Officer